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                                                                     EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33-37920), in the post-effective Amendment No. 1 to the Registration Statement Form S-8 (No. 33-2-76435) and in the Registration Statement on Form S-8 (No. 33-5485) of Community Psychiatric Centers of our report dated January 31, 1996, with respect to the consolidated financial statements and schedule of Community Psychiatric Centers and Subsidiaries as of November 30, 1995 and the year then ended, included in the Annual Report on Form 10-K for the year ended November 30, 1995.

Price Waterhouse LLP

Los Angeles, California
February 26, 1996